UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 4, 2015

Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340	07052
West Orange, New Jersey 07052	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions

On November 4, 2015, Lincoln Educational Services Corporation (the “Company”) issued a press release announcing, among other things, its results of operations for the third quarter ended September 30, 2015, a copy of which is attached as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

The information contained under this Item 2.02 in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained under this Item 2.02 in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 3, 2015, the Company’s Board of Directors (the “Board”) approved a plan (the “Plan”) to divest the Company’s Healthcare and Other Professions business segment (“Healthcare Segment”). The Company’s decision to pursue the divestiture of the Healthcare Segment was the result of an ongoing portfolio review undertaken to evaluate the strategic direction of the Company. The Company has not yet secured a buyer for the sale of the Healthcare Segment, but has engaged Scura Paley & Company and has allocated internal resources to identify potential buyers and evaluate proposals for these campuses. The Company anticipates completing the sale within the next twelve months.

Under accounting rules, net assets held for sale are required to be recorded on the Company’s balance sheet at the lower of their carrying amount or estimated fair value, less estimated costs to sell. Accordingly, the Company may recognize a charge during the quarter ending December 31, 2015 related to recording the estimated fair value of the assets included in discontinued operations, but such a charge cannot reasonably be estimated at this time. The Company is also unable in good faith to make an estimate at this time of the other costs it expects to incur in connection with this action. As a result, the total costs and charges estimated to be incurred in connection with the Plan, including future cash expenditures, cannot reasonably be estimated at this time.

The Company will file an amendment to this Current Report on Form 8-K under this Item 2.05 within four business days after it makes a determination of an estimate or range of estimates of costs expected to be incurred in connection with the exit and disposal activities associated with the Plan. Additionally, the estimated selling costs and fair value of the Healthcare Segment will be re-evaluated as of the end of each fiscal quarter until the Healthcare Segment is sold. Any changes in fair values or estimated selling costs may result in additional charges or costs that may be material to the Company’s consolidated results of operations.

The Company issued a press release on November 3, 2015 regarding its intention to divest the Healthcare Segment, a copy of which is attached as Exhibit 99.2, and the information contained therein is incorporated herein by reference.

Item 2.06	Material Impairments

The disclosures contained in Item 2.05 of this Current Report on Form 8-K, including the anticipated recognition of a charge related to recording the estimated fair value of the Healthcare Segment in discontinued operations, are incorporated by reference in this Item 2.06. The Company is unable in good faith to determine the amount or range of amounts of any impairment charge which may be incurred in connection with the Plan, including any portion that will result in future cash expenditures. The Company will file an amendment to this Current Report on Form 8-K under this Item 2.06 within four business days after it makes a determination of an estimate or range of estimates for any such impairment charge.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Lincoln Educational Services Corporation dated November 4, 2015 announcing the Company's third quarter results.

99.2	Press release, dated November 3, 2015 issued by Lincoln Educational Services Corporation

Forward-Looking Statements

This Current Report on Form 8-K, including the information in the attached press releases, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, made in this Current Report on Form 8-K, including statements made in the attached press releases, are forward looking and subject to change. Examples of forward-looking statements include statements related to our future economic performance (including anticipated revenues and earnings) and our business plans and objectives (including our intended product releases and planned ship dates), which may include certain assumptions that underlie the forward-looking statements. These forward-looking statements are subject to business and economic risk and reflect management’s current expectations, and involve subjects that are inherently uncertain and difficult to predict. Our actual results could differ materially from expected results expressed in forward-looking statements. We will not necessarily update information if any forward-looking statement later turns out to be inaccurate. Risks and uncertainties that may affect our future results include, but are not limited to, those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission and in other documents we have filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: November 4, 2015

	By:	/s/ Brian K. Meyers
		Name:	Brian K. Meyers
		Title:	Executive Vice President, Chief Financial
Office and Treasurer